   As filed with the Securities and Exchange Commission on September 15, 2000

                                              Registration No. _________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         Century Milestone S&T Co., Ltd.
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             (Exact name of registrant as specified in its charter)

                                 Colorado                                                                  84-1032191
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(State or other jurisdiction of incorporation or organization)                                 (I.R.S. Employer Identification No.)

No. 803, Jinyu Plaza, 100# West Sanhuan North Rd., Haidian District, Beijing, PRC 100037                       N/A
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                   (Address of Principal Executive Offices)                                                (Zip Code)
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                   Century Milestone S&T Co., Ltd. Stock Plan
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                            (Full title of the plan)


       Nevada Agency & Trust Company, 50 West Liberty Street, Suite 880,
                               Reno, Nevada 89501
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                     (Name and address of agent for service)

                                 (775) 322-0626
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          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed maximum       Proposed maximum
  Title of securities         Amount to be           Offering price       Aggregate offering          Amount of
    to be registered           Registered            per share (1)             price (1)        Registration fee (1)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
     Common Stock,
       $.0001 (2)               3,500,000                $1.25                $4,375,000              $1,155.00
========================= ====================== ======================= ====================== ======================
        TOTALS                  3,500,000                                     $4,375,000              $1,155.00

(1) Because the offering price of all shares of Common Stock being registered under the Century Milestone S&T Co., Ltd. Stock Plan is not known at this time, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the registration fee with respect to these shares have been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of Regulation C under the Securities Act of 1933, as amended, which require that, solely for purposes of calculating the registration fee, these figures are based upon the average of the bid and asked price per share of the Registrant's common stock on a date within five (5) days prior to the date of filing of this Registration Statement, as reported on the National Association of Securities Dealers, Inc. OTC Bulletin Board.

(2) To be issued, at the sole discretion of the Registrant, directly or pursuant to options under the Century Milestone S&T Co., Ltd. Stock Plan.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS


     The document(s) containing the information concerning the Century Milestone S&T Co., Ltd. Stock Plan, effective as of August 15, 2000 (the "Plan"), required by Item 1 of Form S-8, and the statement of availability of registrant information and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. Century Milestone S&T Co., Ltd., a Colorado corporation (the "Company"), shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Incorporated by reference into this Registration Statement are the contents of the Company's Annual Report on Form 10-KSB for the year ended September 30, 1999; the Quarterly Reports on Form 10-QSB for the periods ended March 31, 2000 and June 30, 2000; the Notification of Late Filing on Form NT 10-Q filed August 11, 2000; and Current Reports on Form 8-K filed May 5, 2000, July 28, 2000, and August 21, 2000 and on Form 8-K/A filed July 10, 2000. All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this Registration Statement, other than certain exhibits to such documents. Requests for such copies shall be directed to Xiao Gang, President, Century Milestone S&T Co., Ltd., No. 803, Jinyu Plaza, 100# West Sanhuan North Rd., Haidian District, Beijing, PRC 100037.

ITEM 4. DESCRIPTION OF SECURITIES.

     The authorized capital of the Company consists of 100,000,000 shares of Common Stock, $.0001 par value per share and 10,000,000 shares of Preferred Stock, $.001 par value per share.

     COMMON STOCK.

     The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company and entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding-up of the affairs of the Company. Holders of Common Stock do not have pre-emptive, subscription or conversion rights. There are no redemption provisions in the Company's Articles of Incorporation. Holders of Common Stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of the shareholders. All shares of Common Stock to be issued in this offering, when paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable.

     The holders of shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares can elect all of the directors of the Company.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     A member of the law firm of Futro & Trauernicht, LLC, Attorneys and Counselors at Law, counsel to the Company, and whose opinion as to the validity of the issuance of shares of Common Stock hereunder is attached hereto as
Exhibit 5.1, will be issued 250,000 shares under the Plan and has also been granted an option under the Plan to purchase an additional 250,000 shares. The options vest and become exercisable on a pro rata basis over a period of four years, have an exercise price of $1.25 per share, and expire on December 31, 2006.


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


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles of Incorporation for the Company provide that the Company shall indemnify, to the extent permitted by law, any director, officer, agent, fiduciary or employee of the Company against any claim, liability or expense arising against or incurred by such person as a result of actions reasonably taken by him at the direction of the Company. The Company has the further authority, to the full extent permitted by law, to indemnify its directors, officers, agents, fiduciaries and employees against any claim, liability or expense arising against or incurred by them in all other circumstances. The Company may also maintain insurance providing such indemnification.

     The Colorado Business Corporation Act allows the Company to eliminate the personal liability of its directors to the Company or its stockholders for monetary damages for breach of fiduciary duty of loyalty and care as a director, except for: (a) circumstances where the director breached his duty of loyalty to the Company or its Shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) a circumstance under which a director votes for or assents to an unlawful distribution; or (d) for transactions from which the director directly or indirectly derived an improper personal benefit.

     The Colorado Business Corporation Act also states that no director or officer shall be personally liable for any injury to person or property arising out of a tort committed by an employee unless: (a) the director or officer was personally involved in the situation giving rise to the litigation, or (b) the director or officer committed a criminal offense in connection with the situation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     Exhibit Number      Description

          4.1 The Company's Articles of Incorporation, as amended and currently in effect, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit 3.3 of the Company's Current Report on Form 8-K for the period ended July 20, 2000.)

          4.2 The Company's Bylaws, as amended and currently in effect, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit 3.2 of the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2000.)

          5.1 Opinion of Counsel, Futro & Trauernicht LLC. (Filed herewith.)

         10.1 Century Milestone S&T Co., Ltd. Stock Plan dated August 15, 2000. (Filed herewith.)

         23.1 Consent of auditors, Halliburton, Hunter & Associates, P.C. (Filed herewith.)

         23.2 Consent of auditors, BDO International. (Filed herewith.)

         23.3 Consent of Counsel, Futro & Trauernicht LLC. (Included in Exhibit 5.1.)

ITEM 9. UNDERTAKINGS.

     The undersigned Company hereby undertakes:


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


(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Company in the successful defense of that action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, on the 15th day of September, 2000.


                                         CENTURY MILESTONE S&T CO., LTD.


                                         By: /s/ Xiao Gang
                                             -----------------------------------
                                             Xiao Gang, President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                                         By: /s/ Xiao Gang
                                             -----------------------------------
                                             Xiao Gang, President and Director

                                         Dated: September 15, 2000


                                         By: /s/ Luo Yun
                                             -----------------------------------
                                             Luo Yun, Treasurer and Director

                                         Dated: September 15, 2000

                                         By: /s/ Feng Jiming
                                             -----------------------------------
                                             Feng Jiming, Secretary and Director

                                         Dated: September 15, 2000


                                         By: /s/ Bai Xiaodi
                                             -----------------------------------
                                             Bai Xiaodi, Director

                                         Dated: September 15, 2000


                                         By: /s/ Michael Harrop
                                             -----------------------------------
                                             Michael Harrop, Director

                                         Dated: September 15, 2000


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                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                     DESCRIPTION
-------                    -----------

       4.1                 The Company's Articles of Incorporation, as amended and currently in effect, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit 3.3 of the Company's Current Report on Form 8-K for the period ended July 20, 2000.)

       4.2                 The Company's Bylaws, as amended and currently in effect, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit
                           3.2 of the Company's Quarterly Report on Form 10-QSB for the period ended March 31,
                           2000.)

       5.1                 Opinion of Counsel, Futro & Trauernicht LLC. (Filed herewith.)

      10.1                 Century Milestone S&T Co., Ltd. Stock Plan dated August 15, 2000. (Filed herewith.)

      23.1                 Consent of auditors, Halliburton, Hunter & Associates, P.C. (Filed herewith.)

      23.2                 Consent of auditors, BDO International. (Filed herewith.)

      23.3                 Consent of Counsel, Futro & Trauernicht LLC. (Included in Exhibit 5.1.)
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